SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2003

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-6365	41-0919654
(Commission file number)	(IRS employer identification no.)

7900 Xerxes Avenue South—Suite 1800, Minneapolis, Minnesota 55431
(Address of principal executive offices, including zip code)

(952) 835-1874
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events.

Therese M. Goldfus, wife of Donald W. Goldfus, a director of Apogee Enterprises, Inc. (the “Registrant”), has entered into a Rule 10b5-1 trading plan to sell up to 120,000 shares of the Registrant’s common stock. The shares may be sold any time the shares achieve a certain prearranged minimum price, and sales may take place over a period of five months, beginning July 31, 2003 and ending December 31, 2003. The counterparty under the plan is RBC Dain Rauscher, and the plan is dated July 15, 2003. Mr. Goldfus disclaims beneficial ownership of the 120,000 shares held by his wife, Therese M. Goldfus.

Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time. A plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plan from being executed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/S/ MICHAEL B. CLAUER
Michael B. Clauer Executive Vice President and Chief Financial Officer

Dated: August 1, 2003

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